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                                                                    EXHIBIT 5.01

                              September 11, 1997



Board of Directors
Guilford Pharmaceuticals Inc.
6611 Tributary Street
Baltimore, Maryland  21224



Ladies and Gentlemen:

        We are acting as counsel to Guilford Pharmaceuticals Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 2,200,000 shares of the Company's common stock, par value $.01 per share, all of which shares (the "SHARES") are to be sold by The Abell Foundation, Inc. and Scios Inc., each a shareholder of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.  An executed copy of the Registration Statement.

        2. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on September 11, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

        4. Resolutions of the Board of Directors of the Company adopted on September 8, 1993, October 8, 1993, December 10, 1993, December 31, 1993, December 7, 1994 and August 19, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.
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Board of Directors
Guilford Pharmaceuticals Inc.
September 11, 1997
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        5.  A certificate of the Secretary of the Company, dated the date hereof, as to certain facts relating to the Company.

        For purposes of rendering the Opinions, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. In rendering the Opinions we have relied as to factual matters, without independent investigation, upon the officers' certificate identified in Paragraph 5 above. The Opinions are given in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

        Based upon, subject to and limited by the foregoing, we are of the opinion that assuming receipt by the Company of the consideration for the Shares as specified in the resolutions of the Board of Directors, the Shares are validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.
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Board of Directors
Guilford Pharmaceuticals Inc.
September 11, 1997
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In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                 Very truly yours,



                                                 HOGAN & HARTSON L.L.P.